Exhibit 99.1

TripAdvisor Completes New $1 Billion Credit Facility

NEWTON, MA, June 30, 2015 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced that it has entered into a new $1 billion five-year credit facility, replacing its existing $600 million credit facility.

Under a new credit agreement, among other things, the company has access to (i) a $1 billion unsecured revolving credit facility, (ii) an interest rate on borrowings and commitment fees based on the company’s and its subsidiaries’ consolidated leverage ratio and (iii) uncommitted incremental revolving loan and term loan facilities, subject to compliance with leverage covenants and other conditions. The $1 billion credit facility will be used for general corporate purposes. Thirteen financial institutions participated in the credit facility.

“The new credit facility strengthens our liquidity profile and provides us with significant additional financial flexibility at attractive rates. We appreciate the strong support from our bank group, led by JPMorgan Chase Bank, N.A., and their demonstrated confidence in TripAdvisor,” said Julie Bradley, TripAdvisor’s Chief Financial Officer.

In connection with the company’s entrance into the new credit agreement, the company repaid in full and terminated its existing credit agreement.

Additional details regarding the new credit agreement are available in the Current Report on Form 8-K filed by the company with the U.S. Securities and Exchange Commission on June 30, 2015.

About TripAdvisor

TripAdvisor® is the world’s largest travel site**, enabling travelers to plan and book the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools that check hundreds of websites to find the best hotel prices. TripAdvisor branded sites make up the largest travel community in the world, reaching 340 million unique monthly visitors, and more than 225 million reviews and opinions covering 4.9 million accommodations, restaurants and attractions. The sites operate in 45 countries worldwide. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to millions of monthly TripAdvisor visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 24 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl, www.besttables.com and www.dimmi.com.au), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.tripbod.com, www.vacationhomerentals.com, www.viator.com, www.virtualtourist.com, and www.kuxun.cn.

*	Source: Google Analytics, average monthly unique users, Q1 2015
**	Source: comScore Media Metrix for TripAdvisor Sites, worldwide, December 2014

© 2015 TripAdvisor, Inc. All rights reserved.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and the Company’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 670.6575

uspr@tripadvisor.com